UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2007

Learning Tree International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1805 Library Street, Reston, VA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 709-9119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2007, Learning Tree International, Inc. (“Learning Tree”) received an Additional Staff Determination Letter from the Nasdaq Stock Market (“Nasdaq”) that, as a result of Learning Tree’s delay in filing its Form 10-Q for the fiscal quarter ended June 29, 2007, Learning Tree’s securities could be subject to delisting from the Nasdaq. Nasdaq has requested that Learning Tree present its views with respect to this additional deficiency to the Nasdaq Listing and Hearing Review Council (the “Council”) in writing no later than August 21, 2007.

Learning Tree has been working with Nasdaq concerning the delay in filing Learning Tree’s Forms 10-Q for the quarters ended December 29, 2006 and March 30, 2007. On August 1, 2007, Learning Tree filed its Form 10-Q for the quarter ended December 29, 2006. Learning Tree has requested additional time for filing its Form 10-Q for the fiscal quarter ended March 30, 2007.

There can be no assurance that the Council will grant a request for continued listing.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release issued by Learning Tree International dated August 17, 2007 relating to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: August 17, 2007	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
Chief Executive Officer